Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Petco Health and Wellness Company, Inc. (the “Company”) for the quarter ended July 29, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronald Coughlin, Jr., Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 1, 2023	By:	/s/ Ronald Coughlin, Jr.
Ronald Coughlin, Jr.
Chief Executive Officer (Principal Executive Officer)